EXHIBIT 99.1

Release:      Oct. 16, 2020

CP to acquire full ownership of the Detroit River Rail Tunnel

Calgary – Canadian Pacific (TSX: CP) (NYSE: CP) and OMERS, the defined benefit pension plan for municipal employees in the province of Ontario, announced today they have entered into a purchase agreement whereby CP will acquire full ownership of the Detroit River Rail Tunnel from certain affiliates of OMERS. The purchase price for the transaction is approximately US$312 million subject to customary closing adjustments.

CP previously owned a 16.5 percent stake of the tunnel in partnership with OMERS. The 2.6-kilometre tunnel linking Windsor and Detroit will continue to be operated by CP. The acquisition of the tunnel will reduce CP’s operating costs related to movements through the tunnel.

“This is an important corridor for CP and by taking full ownership, we can better operate the asset to the benefit of our customers and the North American supply chain,” said CP President and CEO Keith Creel. “This strategic acquisition combined with our recent purchase of the CMQ will further integrate the eastern part of our network and create value for our shareholders.”

“OMERS first invested in the Detroit River Tunnel Partnership in 2001. We are very proud of the value we have created with this investment for OMERS members,” said Michael Ryder, Senior Managing Director and Head of Americas for OMERS Infrastructure. “Our work with CP represents a strong example of our global investment approach in action – collaborating with a trusted strategic partner as long-term owners and developers of a major international transportation link.”

The transaction is currently expected to close at the end of Q4 2020 and remains subject to customary closing conditions, including regulatory approvals.

Note on forward-looking information
This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "expect" and "will" or similar words suggesting future outcomes. This news release contains forward-looking information relating, but not limited to, the success of CP's business, CP's operations, priorities and plans and the anticipated purchase price, timing and success of the Detroit River Tunnel transaction and its anticipated effect on CP and its operating costs, customers and shareholders.

The forward-looking information contained in this news release is based on CP management's current expectations, estimates, projections and assumptions, and CP having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: North American and global economic growth; commodity demand growth; agricultural production; commodity prices and interest rates; performance of CP's assets and equipment; sufficiency of CP's budgeted capital expenditures in carrying out CP's business plan; CP's ability to complete its capital and maintenance projects on the timelines anticipated; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; the anticipated impacts of the novel strain of coronavirus (and the disease known as COVID-19); the fulfillment of closing conditions, including required regulatory approvals, for the Detroit River Tunnel transaction and the satisfaction by third parties of their obligations to CP. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; risks associated with the Detroit River Tunnel transaction, including the receipt of required regulatory approvals and the satisfaction of the other closing conditions for the transaction; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; climate change; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; and the pandemic created by the outbreak of the novel strain of coronavirus (and the disease known as COVID-19) and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States, including with the Securities and Exchange Commission. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

CP Contacts:
Media
Jeremy Berry
403-319-6227
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca

OMERS Contact:
Neil Hrab
Manager, Media Relations
416-369-2418
nhrab@omers.com